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                                                                    EXHIBIT 10.3


                                    GUARANTY


         This GUARANTY is made as of December 18, 1997 by UGLY DUCKLING CORPORATION, a Delaware corporation ("Guarantor") in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Purchaser").

                              W I T N E S S E T H :

         WHEREAS, Purchaser, Guarantor and LaSalle National Bank, as agent for certain lenders under a certain Fourth Amended and Restated Loan and Security Agreement dated as of February 28, 1996, as amended ("Seller"), have entered into that certain Purchase Agreement dated as of December 18, 1997 (the "Purchase Agreement");

         WHEREAS, in connection with the Purchase Agreement, First Merchants Acceptance Corporation, a Delaware corporation as debtor and debtor-in-possession ("FMAC"), Purchaser and Guarantor shall enter into the Servicing Agreement (as defined in the Purchase Agreement) pursuant to which FMAC, and after confirmation of FMAC's plan of reorganization, Guarantor shall service the Finance Contracts (as defined in the Purchase Agreement) acquired by Purchaser under the Purchase Agreement;

         WHEREAS, Guarantor is a major secured creditor of FMAC and consummation of the transactions contemplated by the Purchase Agreement and its entry into the Servicing Agreement will be to the direct financial benefit of Guarantor; and

         WHEREAS, it is a condition precedent to Purchaser's obligation to consummate the transactions contemplated by the Purchase Agreement that, and Purchaser is not willing to consummate such transactions, unless, among other things, Guarantor executes and delivers this Guaranty to Purchaser.

         NOW, THEREFORE, in consideration of the above premises, the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees in favor of Purchaser as follows:

         1. DEFINITIONS. All obligations and liabilities of each Contract Debtor existing or hereafter arising under the Finance Contracts, whether voluntary or involuntary, including, without limitation, the Schedule of Payments are referred to herein collectively as the "Obligations." All capitalized terms used but not defined herein shall have the respective meanings assigned to them under the Purchase Agreement.

         2. GUARANTY. Guarantor hereby acknowledges and agrees that upon acquisition of the Finance Contracts from Seller, Purchaser shall or shall be deemed to have established a Reserve on its books for charges which Purchaser is entitled to make against the Reserve pursuant to the
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Purchase Agreement or the Servicing Agreement (the "Losses"), which shall be solely a ledger account and shall not consist of segregated funds or an interest in cash, equal to fourteen percent (14%) of the aggregate amount of the Outstanding Principal Balance under the Eligible Finance Contracts (the "Aggregate Outstanding Principal Balance") as of the Effective Date (i.e., the amount of the Purchase Price paid by Purchaser at Closing under Section 2.1(a)(i) of the Purchase Agreement). Guarantor further acknowledges and agrees that Purchaser shall charge all Losses arising from the Obligations against the Reserve. The Guarantor hereby guarantees to Purchaser the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay or other provisions of the Federal Bankruptcy Code. Subject to the Cap (as defined in Section 3 below), this Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collection only and is in no way conditioned upon any requirement that Purchaser first attempt to collect any of the Obligations in default from any Contract Debtor or resort to any collateral security or other means of obtaining payment. Upon the occurrence and during the continuance of a Deficiency Event (as defined below), the obligations of the Guarantor hereunder with respect to such Obligations in default shall become immediately due and payable to Purchaser, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by Purchaser on any number of occasions.

         3. DEFICIENCY EVENT. In the event that as of any month end prior to the Discharge Date the Reserve is less than $2 million or any Remittances have been seized, withheld or misappropriated by, or otherwise remitted to, Financial Security Assurance, Inc. (collectively, the "Misappropriated Remittances"), a Deficiency Event shall be deemed to have occurred hereunder. Upon the occurrence of a Deficiency Event, Guarantor, within 24 hours of a demand by Purchaser, shall pay Purchaser an amount equal to (a) the difference between $2 million and the actual Reserve as of such month end and/or (b) the Misappropriated Remittances, in each case, as set forth in Purchaser's demand. All payments to be made by Guarantor to Purchaser hereunder shall be made in lawful money of the United States of America, in immediately available funds, to such account as Purchaser shall specify in writing to Guarantor from time to time, and shall be accompanied by a notice from Guarantor stating that such payments are made under this Guaranty. Notwithstanding any provision of this Guaranty to the contrary, Guarantor's aggregate liability under this Guaranty shall not exceed (a) the sum of (i) Ten Million Dollars ($10,000,000) and (ii) all amounts payable under
Section 9 hereof, less (b) the aggregate Remittances actually received by Purchaser with respect to all Finance Contracts that were not Eligible Finance Contracts as of the Effective Date, less all Servicing Fees paid with respect to such Financing Contracts (the "Cap"). Any amounts paid by Guarantor to Purchaser under this Guaranty which are returned to Guarantor pursuant to the Purchase Agreement shall not reduce Guarantor's aggregate liability under this Guaranty.

         4. WAIVERS BY GUARANTOR; PURCHASER'S FREEDOM TO ACT. Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Purchaser with respect thereto. Guarantor waives, to the extent permitted by law, promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any


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Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of any Contract Debtor or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, Guarantor agrees to the provisions of any Finance Contract and other instruments evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of Purchaser to assert any claim or demand or to enforce any right or remedy against any Contract Debtor or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromises, refinancings, consolidations or renewals of any of the Obligations; (c) any changes in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromises, refinancings, consolidations, amendments or modifications of any of the terms or provisions of any of the Finance Contracts or any other agreements evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any of the Obligations; (e) the adequacy of any rights which Purchaser may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including, without limitation, the failure to perfect or preserve any rights which Purchaser might have in such collateral security or the substitution, exchange, surrender, release, loss, failure to insure or destruction of any such collateral; (g) the nonexistence, invalidity or unenforceability of any Finance Contract or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (h) the breach of the Purchase Agreement or of the Servicing Agreement by any party to either such agreement or the rightful or wrongful termination of the Servicing Agreement by any party thereto; or (i) any other act or omission which might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to Guarantor. To the fullest extent permitted by law, Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which in any other way would require any election of remedies by Purchaser.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST ANY CONTRACT DEBTOR. If for any reason a Contract Debtor has no legal existence or is under no legal obligation to discharge any of the Obligations, if any of the Obligations have become unrecoverable from any Contract Debtor by reason of such Contract Debtor's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason or if acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Contract Debtor, or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor at all times had been the principal obligor on all such Obligations.

         6. SUBROGATION; SUBORDINATION; OFFSET.

            (a) Until the final payment and performance in full of all of the Obligations, Guarantor shall not exercise any rights against any Contract Debtor arising as a result of payment by Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with Purchaser in


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         respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; Guarantor will not claim any setoff, recoupment or counterclaim against any Contract Debtor in respect of any liability of Guarantor to such Contract Debtor; and Guarantor waives any benefit of and any right to participate in any collateral security which may be held by Purchaser. In the event Guarantor exercises any such rights against any Contract Debtor, Guarantor shall indemnify Purchaser against any claims, damages and expenses, including reasonable attorneys' fees, suffered or incurred by Purchaser as a result of Guarantor's exercise of any such rights.

            (b) The payment of any amounts due with respect to any indebtedness of any Contract Debtor now or hereafter owed to Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Except to fulfill its obligations under the Servicing Agreement or otherwise as agent of Purchaser, Guarantor agrees that, after the occurrence of any Deficiency Event, Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Contract Debtor to Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by Guarantor as trustee for Purchaser and be paid over to Purchaser on account of the Obligations without affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

            (c) Guarantor shall not claim, as a defense hereunder, any setoff, recoupment, counterclaim or similar right against Purchaser in respect of any liability of Purchaser to Guarantor.

         7. FURTHER ASSURANCES. Guarantor agrees to do all such things and execute all such documents as Purchaser may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Purchaser hereunder. Guarantor acknowledges and confirms that Guarantor itself has established its own adequate means of obtaining about Contract Debtors on a continuing basis all information desired by Guarantor concerning the financial condition of Contract Debtors and that Guarantor will look to Contract Debtors and not to Purchaser in order for Guarantor to keep adequately informed of changes in Contract Debtors' financial condition.

         8. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until Purchaser is given written notice of Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged in writing by an officer of Purchaser at the address of Purchaser for notices set forth in Section 12 of this Guaranty. No such notice shall affect any rights of Purchaser hereunder, including, without limitation, the rights set forth in Sections 2 and 3, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. Notwithstanding the foregoing, this Guaranty shall automatically terminate upon the indefeasible payment and performance of the Obligations in full. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice or termination, if at


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any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by Purchaser upon the insolvency, bankruptcy or reorganization of any Contract Debtor, or otherwise, all as though such payment had not been made or value received.

         9. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Guarantor agrees, as the principal obligor and not as a guarantor only, to pay to Purchaser, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Purchaser in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, whether before or after judgment, at the rate of 13% per annum.

         10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Purchaser and its successors, transferees and assigns; provided, however, that Guarantor shall not have the right to assign its obligations under this Guaranty without the written consent of Purchaser.

         11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent or any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Purchaser. No failure on the part of Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         12. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, addressed as follows:

            (a)  If to Guarantor:    Ugly Duckling Corporation
                                     2525 East Camelback Road, Suite 1150
                                     Phoenix, AZ 85010
                                     Attention:  Steven P. Johnson, Esq.

            (b)  If to Purchaser:    General Electric Capital Corporation
                                     Auto Financial Services
                                     540 Northwest Highway
                                     Barrington, Illinois  60010
                                     Attention:  Farhaan Hassan, Account
                                     Executive

         13. GOVERNING LAW; CONSENT TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, without giving effect to its conflicts of laws principles. Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of Illinois or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon Guarantor by mail at the address specified by reference in Section 12 hereof. Guarantor hereby waives any objection that it


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may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. WAIVER OF JURY TRIAL. GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS.

         15. MISCELLANEOUS. This Guaranty constitutes the entire Agreement of Guarantor and Purchaser with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined. This Guaranty may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

         16. SECURED OBLIGATION. Guarantor hereby agrees that all obligations of Guarantor under this Guaranty also shall be secured by all of the collateral pledged to Purchaser as collateral security for the obligations of Guarantor under that certain Loan and Security Agreement dated as of August 15, 1997, as amended, by and between Guarantor and Purchaser.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                        UGLY DUCKLING CORPORATION


                                        By: /s/ Donald L. Addink
                                           ------------------------------------
                                           Its  Vice President
                                              ---------------------------------
ACCEPTED AND AGREED TO
as of December 18, 1997

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Edward M. Lindsey
   ----------------------------------
   Its  Manager of Underwriting
      -------------------------------


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